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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference of our report dated September 16, 2003, except for the last paragraph of Note 2 as to which the date is October 8, 2003, with respect to the consolidated financial statements and schedule of Blue Rhino Corporation included in its Annual Report on Form 10-K for the year ended July 31, 2003, in the following Registration Statements:


         o Form S-8 (Nos. 333-60366, and 333-80909) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors, as amended;

         o Form S-8 (No. 333-80907) pertaining to the Company's 1994 Stock Incentive Plan;

         o        Form S-8 (Nos. 333-60368, 333-80911, 333-83262, and
                  333-102394) pertaining to the Company's 1998 Stock Incentive Plan, as amended; and

         o Form S-8 (No. 333-94039) pertaining to the Company's Employee Stock Purchase Plan.

         o        Form S-3 (Nos. 333-96593, 333-86798, 333-69790, 333-46540,
                  333-90897, and 333-102393)




                              /s/ ERNST & YOUNG LLP



Greensboro, North Carolina
October 17, 2003